UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TEKINSIGHT.COM, INC.
            (Exact name of registration as specified in its charter)


         DELAWARE                                     95-4228470
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

    5 HANOVER SQUARE, 24TH FLOOR, NEW YORK, NY              10004
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     (Address of principle executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         To be so registered                each class is to be registered

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-36044 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

        Series A convertible preferred stock, par value $.0001 per share
         (Title of class)



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  This registration statement relates to the Series A convertible preferred stock, $0.0001 par value per share (the "Series A preferred stock"), of TekInsight.Com, Inc. A description of the

  Registrant's Series A preferred stock is contained in the registrant's prospectus under the caption "Description of Series A Preferred Stock," which is a part of the registrant's registration statement on Form S-4 (SEC File No. 333-36044 ), initially filed with the SEC on May 1, 2000, and as later amended, which is incorporated herein by reference. Such description will also be included in the form of prospectus subsequently filed by the registrant pursuant to Rule 424(b), which prospectus shall, upon filing, be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.

The following exhibits are filed herein.

3.1 Certificate of Designations for the registrant's Series A convertible preferred stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (SEC File No. 333-36044), filed on May 1, 2000).

4.1(a)   Specimen Series A preferred stock certificate.

4.1(b) Specimen common stock certificate (incorporated by reference to Exhibit 4.1(a) to the registrant's registration statement on Form S-1 (SEC File No. 33-50426)), filed on December 14, 1992.

4.1(c) Specimen Class A warrant certificate (incorporated by reference to Exhibit 4.1(b) to the registrant's registration statement on Form S-1 (SEC File No. 33-50426)), filed December 14, 1992

4.2 Amended warrant agreement, dated as of November 30, 1999 (incorporated by reference to Exhibit 10.1 to registrant's current report on Form 8-K (SEC File No. 1-11568), filed December 6, 1999).

4.3 Description of the registrant's common stock, par value $.00001 per share, and Class A warrants (incorporated by reference to the registration statement on Form S-1 (SEC File No. 33-50426), filed December 14, 1992 under the caption "Description of Securities."

4.4 Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the registrant's registration statement on Form S-1 (SEC File No. 33-50426), filed December 14, 1992).

4.5 Certificate of Restoration and Revival of Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) to the registrant's registration statement on Form S-1 (SEC File No. 33-50426), filed December 14, 1992).

4.6 Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) to the registrant's registration statement on Form S-1 (SEC File No. 33-50426), filed December 14,
         1992).

4.7      Amendment to Certificate of Incorporation filed on October 21, 1997.

4.8      Amendment to Certificate of Incorporation filed on August 24, 1998.

4.9 Amendment to Certificate of Incorporation dated February 4, 1998 (incorporated by reference to Exhibit 3.1(d) to registrant's annual report on Form 10-K (SEC File No. 1-11568) for the year ended June 30, 1998, filed on October 13, 1998).

4.10 Amendment to Certificate of Incorporation dated November 30, 1999 (incorporated by reference to Exhibit 3.1 to the registrant's current report on Form 8-K (SEC File No. 1-11568) filed December 6, 1999).

4.11 Amended and restated bylaws ( incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (SEC File No. 333-36044), filed with the SEC on May 1, 2000).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 10, 2000                   TEKINSIGHT.COM, INC.




                                       By:/s/Arion Kalpaxis
                                          -----------------------------
                                          Name:  Arion Kalpaxis
                                          Title:  Chief Operating Officer